MARKETING FUND AGREEMENT

THIS MARKETING FUND AGREEMENT (“Agreement”) is made effective on the 1st day of April, 2010 (“Effective Date”), by and between Allied Global Ventures, LLC (“Investor”), located at 2945 Pine Valley Drive, Miramar Beach, FL 32550 and  Global Investor Services, Inc. (“Company”), located at 708 Third Ave. 6th Floor, New York, NY 10017.

WHEREAS, Company is engaged in the business of developing and marketing financial products and services that are sold directly to consumers (“Subscribers”).

WHEREAS, Investor desires to invest in the marketing fund proposed by the Company and the Investor will be repaid by the Company the invested capital and an investment return as per the terms and conditions set forth in Appendices A and B attached.

WHEREAS, Company desires to enter into this agreement with the Investor to secure the necessary funding to grow its business and will repay the capital and investment return from future sales revenue, on the terms and conditions set forth in the attached Appendices.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be bound hereby, Investor and Company hereby agree as follows:

1.           Investor Obligation.

Subject to the terms and conditions of this Agreement, the Investor will invest a total of three hundred thousand dollars ($300,000) in three equal tranches, starting on April 1, 2010 and subsequently on May1, 20120 and June 1, 2010.

2.           Company Obligation.

The Company will repay to the Investor the invested capital and investment return from future sales revenue as detailed in the attached Appendices in the referenced section “Repayment of Capital and Investment return”.

IN WITNESS WHEREOF, Investor and Company each caused this Agreement to be signed and delivered by its duly authorized officer, effective as of the date first set forth above.

Global Investor Services, Inc.		Allied Global Ventures, LLC

By:	/s/ Nicholas S. Maturo	By:	/s/ G.B. Rice
Name:	Nicholas S. Maturo	Name:	G.B. Rice
Title:	CEO	Title:

Global Investor Services, Inc.	Appendix A

Investment Proposal for Marketing Funding

Purpose of Marketing Fund:
GIS seeks to create a $300,000 marketing investment fund where the company invests directly in online webinar marketing campaigns to market and sell its InvestView investor education products and services. The company has developed and has successfully implemented a webinar marketing strategy through “Conversionetics” and a number of online campaigns with Google, Yahoo and other companies that generate a high number of customer leads which it converts into sales. The company seeks to expand the number of marketing campaigns to accelerate the growth of its business.

Marketing Investment in GIS Campaigns Funding: $300,000
The company will begin investing the marketing fund on April 1, 2010. After all the funds are invested in marketing campaigns, equally in the months of April to June, 2010, the company will begin to repay the investor through its continuing monthly sales revenue beginning with July 2010 sales revenue and continuing in succeeding months until full repayment.

Repayment of Capital and Investment Return
Beginning with the July 2010 sales revenue, the company will set aside 15% of its monthly sales to repay the principal. On a monthly basis, the company will wire the funds to the investor’s bank account and will continue to pay the investor until such a time as the principal capital is fully repaid.

In addition, after full repayment of principal, the company will pay an investment return of 100% on the principal in the form of monthly payments. To accomplish this, the company will set aside 5% of its monthly sales, from all sources, for this purpose. On a monthly basis, the company will wire the funds to the investor’s bank account and will continue to pay the investor until such a time as the 100% return on the principal is paid.

To accelerate its marketing campaigns, the company proposes three tranches of $100,000 with the first one in the week of April 1, 2010 and the other two on May 1 and June 1, 2010.

Global Investor Services, Inc.	Appendix B

Investments Made in 2008 by Allied Global Ventures, LLC (AGV)

1.	Direct Investment of $1MM (originated in July/08 thru Nov /08)

. Promissory note with interest being accrued at 20% is on the books

. Note is convertible at $0.08/share

. Accrued interest to-date of $150,000 is payable

2.	Note in the form of a loan of $500k (originated in July ’08)

. Convertible Note with premium will be increased to face value of $550,000

. Note will carry 8% interest, accrued annually and payable from company revenue

. The note will be convertible at the same terms as the company’s most recent offering at

  $0.03/share and will carry one half warrant per share valued at $0.05/warrant, for 5 years

Repayment of Capital and Interest

GIS will pay principal and interest monthly and will set aside five percent (5%) of sales revenue, from all sources, on a monthly basis for the purpose of repaying the principal and interest to AGV, LLC. The company proposes to begin these monthly payment after the marketing fund principal and return are fully repaid. On a monthly basis, the company will wire the funds to the investor’s bank account and will continue to do so until such a time as the principal capital and interest is fully repaid.

The company intends to accelerate repayment to AGV when sales revenue growth allows the

Company to do so.